As filed with the Securities and Exchange Commission on September 30, 2025

Registration Statement No. 333-287735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DirectBooking Technology Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1540	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Room 2912, 29/F., New Tech Plaza

34 Tai Yau Street

San Po Kong

Kowloon, Hong Kong

+852 3997 3682

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+212 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sanny Choi, Esq.

CFN Lawyers LLC

418 Broadway #4607

Albany, NY12207

(646) 386 8218

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-287735) is being filed solely to file certain exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions and Shares Issuances

On April 14, 2022 the date of the incorporation of DirectBooking Technology Co., Ltd., 1 Ordinary Share was issued to Appleby Global Services (Cayman) Limited. On April 14, 2024, the 1 Ordinary Share was transferred from Appleby Global Services (Cayman) Limited to Man Siu Ming and DirectBooking Technology Co., Ltd. further issued 11,249,999 Ordinary Shares to Man Siu Ming on the same date.

On July 20, 2022, Man Siu Ming transferred 551,250 and 551,250 Ordinary Shares, out of his 11,250,000 Ordinary Shares, to Primewin Corporate Development Limited and Shun Kai Investment Development Limited, respectively, at the respective consideration of US$103,000, and US$103,000. Further on December 5, 2023, Man Siu Ming transferred 551,250 and 551,250 Ordinary Shares, out of his 10,147,500 Ordinary Shares, to Dusk Moon International Limited and Moss Mist Investment Limited, respectively, at the respective consideration of US$206,000, and US$206,000.

On February 28, 2024, in contemplation of Company’s initial public offering, DirectBooking Technology Co., Ltd. conducted a 2-for-1 share split. After the share split, the authorized share capital of the Company consists of US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005 each. After the share split, 22,500,000 Ordinary Shares were issued and outstanding.

The following table sets forth the breakdown of the shareholding of each then shareholder prior to the initial public offering:

Shareholders	Number of Ordinary Shares Issued
Man Siu Ming	18,090,000
Primewin Corporate Development Limited	1,102,500
Shun Kai Investment Development Limited	1,102,500
Dusk Moon International Limited	1,102,500
Moss Mist Investment Limited	1,102,500

On July 24, 2024, the Company closed (1) the IPO of 1,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share, and (2) the resale by one existing shareholder of the Company of 250,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share.

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Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Memorandum and Articles of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1/A (File No. 333-282018), as amended, initially filed with the SEC on September 12, 2024)
5.1*	Opinion of Appleby regarding the validity of the securities being registered
10.1***	Employment Agreement between the registrant and Tan Yu, the registrant’s Chief Executive Officer, dated July 16, 2025
10.2***	Employment Agreement between the registrant and Liu Wei, the registrant’s Chief Executive Officer, dated July 16, 2025
10.3***	Director Offer Letter between the registrant and Fang Chenxi, dated April 9, 2025
10.4***	Director Offer Letter between the registrant and Jiang Lina, dated April 9, 2025
10.5***	Director Offer Letter between the registrant and Zhao Yong, dated December 19, 2024
10.6***	Indemnification Agreement between the registrant and Liu Wei, dated July 16, 2025
10.7***	Indemnification Agreement between the registrant and Tan Yu, dated April 9, 2025
10.8***	Indemnification Agreement between the registrant and Fang Chenxi, dated April 9, 2025
10.9***	Indemnification Agreement between the registrant and Jiang Lina, dated April 9, 2025
10.10***	Indemnification Agreement between the registrant and Zhao Yong, dated December 19, 2024
10.11	Bank facilities between Standard Chartered Bank (Hong Kong) Limited and Primega Construction (incorporated herein by reference to exhibit 10.4 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
10.12	Bank facilities between Standard Chartered Bank (Hong Kong) Limited and Primega Construction (incorporated herein by reference to exhibit 10.5 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
10.13	English translation of Office Lease Contract, by and between Lin Qianyu and Primega Construction, dated as of May 30, 2022 (incorporated herein by reference to exhibit 10.6 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
21.1	List of Subsidiaries (incorporated herein by reference to exhibit 21.1 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
23.1*	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2*	Consent of Appleby (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics (incorporated herein by reference to exhibit 99.1 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
99.2	Audit Committee Charter (incorporated herein by reference to exhibit 99.2 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
99.3	Nominating Committee Charter (incorporated herein by reference to exhibit 99.3 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
99.4	Compensation Committee Charter (incorporated herein by reference to exhibit 99.4 to the registration statement on Form F-1 (File No.333-277692), as amended, initially filed with the U.S. Securities and Exchange Commission on March 6, 2024
107***	Filing Fee Table

*	Filed herewith
**	To be filed via amendment
***	Previously filed

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(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

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6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 30, 2025.

DIRECTBOOKING TECHNOLOGY CO., LTD.

By:	/s/ Tan Yu
Name:	Tan Yu
Title:	Chief Executive Officer, Chairman of the Board and Director

POWER OF ATTORNEY

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints Tan Yu, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tan Yu	Chief Executive Officer, Chairman of the Board and Director	September 30, 2025
Name: Tan Yu

/s/ Liu Wei	Chief Finance Officer	September 30, 2025
Name:

/s/ Fang Chenxi	Independent director	September 30, 2025
Name: Fang Chenxi	(Principal Accounting and Financial Officer)

/s/ Jiang Lina	Independent director	September 30, 2025
Name: Jiang Lina

/s/ Zhao Yong	Independent director	September 30, 2025
Name: Zhao Yong

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of DirectBooking Technology Co., Ltd., has signed this registration statement or amendment thereto in New York, New York on September 30, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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